EXHIBIT 10.3
CONTINUING GUARANTY
THIS CONTINUING GUARANTY (the “Guaranty”), dated as of October 25, 2021, is made and given by UNIVERSAL ELECTRONICS BV (the “Guarantor”) in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) in connection with the Credit Agreement (as defined below).
RECITALS
A.    Universal Electronics Inc., a Delaware corporation (the “Borrower”), the lenders party thereto (each a “Lender” and, collectively the “Lenders”) and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated October 27, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 4, 2018, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 21, 2018, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of November 1, 2019, and as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as January 7, 2021 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Administrative Agent and Lenders have agreed to extend to the Borrower certain credit accommodations.
B.    In connection with the Credit Agreement, UEI Hong Kong Private Limited, a company organized under the laws of Hong Kong (the “Pledgor”) and Enson Asset Limited, a company organized under the laws of the British Virgin Islands (the “Issuer”) entered into a Pledge Agreement dated November 1, 2010, as amended by that certain Amendment to Pledge Agreement dated October 27, 2017 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”) in favor of Administrative Agent whereby Pledgor pledged its shares in Issuer as security for the obligations under the Credit Agreement.
C.    In connection with certain contemplated restructuring activities, Borrower has requested that the Pledge Agreement be terminated.
D.    As a condition precedent to Administrative Agent and the Lenders agreeing to release and terminate the Pledge Agreement, Administrative Agent has requested that the Guarantor execute and deliver this Guaranty.
C.    Guarantor expects to derive benefits from the continued extension of credit accommodations to the Borrower by the Administrative Agent and the Lenders and finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to the Administrative Agent.
NOW, THEREFORE, in consideration of the credit accommodations to be extended to the Borrower by the Administrative Agent and the Lenders and for other good and valuable consideration, the Guarantor hereby covenant and agree with the Administrative Agent as follows:

Section 1.Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Guaranty shall have the meanings given to them in the Credit Agreement. As used in this Guaranty, the following terms shall have the following meanings:
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 2.The Guaranty.
2(a)    Subject at all times to the following subsection 2(b), Guarantor hereby absolutely and unconditionally guarantees to the Administrative Agent the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.
2(b)    Notwithstanding any other provision of this Guaranty, if, in any proceeding, a court of competent jurisdiction determines that this Guaranty would, but for the operation of this Section, as to Guarantor, be subject to avoidance and/or recovery or be unenforceable by reason of applicable insolvency laws, this Guaranty shall, as to such Guarantor, be valid and enforceable only to the maximum extent that would not cause this Guaranty to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, any Administrative Agent on the Obligations exceeds the limitations of this Section or is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Guaranty as limited shall in all events remain in full force and effect and be fully enforceable against the relevant Guarantor. This Section is intended solely to reserve the rights of the Administrative Agent hereunder against Guarantor in any such proceeding to the maximum extent permitted by applicable insolvency laws, and no Guarantor, nor any Borrower, nor any other guarantor of the Obligations, nor any other Person shall have any right, claim or defense under this Section that would not otherwise be available under applicable insolvency laws.
Section 3.Continuing Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations (other than inchoate indemnity obligations), and none of the obligations of Guarantor hereunder shall be released, in whole or in part, by any action or thing that might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations, or of any renewal or extension thereof, need be given to Guarantor, and none of the foregoing acts shall release Guarantor from liability hereunder. Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of any Borrower pertaining to the Obligations except for the defense of discharge by payment. No Guarantor shall be exonerated with respect to such Guarantor’s liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of Guarantor and that the covenants, agreements and all obligations of Guarantor hereunder be absolute, unconditional and irrevocable. Guarantor shall be and shall remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of any Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Administrative Agent is not intended to and does not release any liability previously existing of any guarantor or surety of any indebtedness of any Borrower to the Administrative Agent.
Section 4.Other Transactions. The Administrative Agent is expressly authorized without notice to or the consent of Guarantor (a) to exchange, surrender or release with or without consideration any or all collateral and security that may at any time be placed with the Administrative Agent by any Borrower or by any other Person, to forward or deliver any or all such collateral and security directly to any Borrower for collection and remittance or for credit or to collect the same in any other manner without notice to Guarantor and (b) to amend, modify, extend or supplement any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by any Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to Guarantor and without in any manner affecting the absolute liabilities of Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Administrative Agent to realize upon any Obligations, or upon any collateral or security for any or all of the Obligations, nor by the Administrative Agent taking (or failing to take) any other guaranty or guaranties to secure the Obligations, or taking (or failing to take or failing to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of the Administrative Agent, whether or not such act or omission varies or increases the risk of, or affects the rights or remedies of, Guarantor shall affect or impair the obligations of the Guarantor hereunder. Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether it is signed by any other Person or Persons, that possession of this Guaranty shall be conclusive evidence of due delivery hereof by such Guarantor and that this Guaranty shall continue in full force and effect, as to the Obligations both then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.
Section 5.Actions Not Required. Guarantor hereby waives (a) any and all right to cause a marshalling of any Borrower’s assets or any other action by any court or other governmental body with respect thereto or to cause the Administrative Agent to proceed against any security for the Obligations or any other recourse that the Administrative Agent may have with respect thereto and (b) any and all requirements that the Administrative Agent institute any action or proceeding at law or in equity, or obtain any judgment, against any Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against such Guarantor upon this Guaranty.

Guarantor further acknowledges that time is of the essence with respect to such Guarantor’s obligations under this Guaranty. Any remedy or right hereby granted that is found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.
Section 6.Deferral of Subrogation. Until the Obligations have been indefeasibly paid in full (other than inchoate indemnity obligations) and all obligations of the Administrative Agent to extend credit accommodations to any Borrower have expired or have been terminated, Guarantor waives all rights of subrogation to any of the rights of the Administrative Agent against any Borrower, any other Guarantor or any other Person liable for payment of any of the Obligations or any collateral security, guaranty or right of offset held by the Administrative Agent for the payment of the Obligations, and such Guarantor waives all rights to seek any recourse to or contribution or reimbursement from any Borrower, any other Guarantor or any other Person liable for payment of any of the Obligations in respect of payments made by such Guarantor hereunder.
Section 7.Application of Payments. The Administrative Agent may apply any and all payments upon the Obligations made by Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, on such items of the Obligations as the Administrative Agent elects to the extent provided in the Credit Agreement or other Loan Documents; provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and the other guarantors to preserve the allocation to Obligations otherwise set forth above in this section.
Section 8.Recovery of Payment. If any payment received by the Administrative Agent and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.
Section 9.Borrower’s Financial Condition. Guarantor is familiar with the financial condition of each Borrower and has executed and delivered this Guaranty based on its own judgment and not in reliance upon any statement or representation of the Administrative Agent. The Administrative Agent shall have no obligation to provide Guarantor with any advice whatsoever or to inform Guarantor at any time of the Administrative Agent’s actions, evaluations or conclusions on the financial condition or any other matter concerning any Borrower.
Section 10.Remedies. All remedies afforded to the Administrative Agent by reason of this Guaranty are separate and cumulative, no one of such remedies, whether or not exercised by the Administrative Agent, shall be deemed to be in exclusion of any of the other remedies available to the Administrative Agent and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy that the Administrative Agent may have hereunder and with respect to the

Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Administrative Agent.
Section 11.Bankruptcy of Any Borrower. Guarantor expressly agrees that its liabilities and obligations under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against any Borrower, any other Guarantor or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors; that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of such Guarantor under this Guaranty; and that upon the institution of any of the above actions, the Obligations shall be enforceable against such Guarantor.
Section 12.Costs and Expenses. The Guarantor agrees to pay or reimburse the Administrative Agent on demand for all reasonable, documented, out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Administrative Agent arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of Guarantor to fully and timely perform the obligations of such Guarantor hereunder.
Section 13.Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Administrative Agent. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.
Section 14.Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, facsimile or other electronic transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party specifies to the other parties hereto in writing. All periods of notice shall be measured from the date of delivery if manually delivered, from the date of sending if sent by facsimile or other electronic transmission, from the first business day after the date of sending if sent by overnight courier or from four days after the date of mailing if mailed.
Section 15.Guarantor Acknowledgements. Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) the Administrative Agent has no fiduciary relationship to Guarantor, the relationship being solely that of obligor and creditor and (c) no joint venture exists between Guarantor and the Administrative Agent.
Section 16.Representations and Warranties. Guarantor hereby represents and warrants to the Administrative Agent that it is a corporation or limited liability company, as applicable, organized, validly existing and in good standing under the laws of its state of organization or formation, as applicable, and has the power, authority and legal right to own and operate its properties and to conduct the business in which it is currently engaged. Guarantor further represents and warrants to the Administrative Agent that:
(a)It has the power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

(b)This Guaranty constitutes such Guarantor’s legal, valid and binding obligation enforceable in accordance with this Guaranty’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(c)The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Guarantor, (ii) violate or contravene any provision of such Guarantor’s organizational documents or (iii) except as disclosed in the Credit Agreement, result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Guarantor is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder unless such breach or default under this clause (iii) would not reasonably be expected to have a Material Adverse Effect. Such Guarantor is not in default under or in violation of any such law, statute, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation would reasonably be expected to cause a Material Adverse Effect.
(d)No order, consent, approval, license, authorization or validation of, filing, recording or registration with or exemption by any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.
(e)There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator or any governmental department, board, agency or other instrumentality that could reasonably be expected to cause a Material Adverse Effect.
(f)It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Administrative Agent may rely conclusively on the continuing warranty, hereby made, that such Guarantor continues to be benefited by the Administrative Agent’s extension of credit accommodations to any Borrower, the Administrative Agent shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty and the Credit Agreement shall be effective and enforceable by the Administrative Agent without regard to the receipt, nature or value of any such benefits.
Section 17.Continuing Guaranty. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations (other than inchoate indemnity obligations) and the expiration of the obligations, if any, of the Administrative Agent’s to extend credit accommodations to any Borrower, (b) be binding upon Guarantor and its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Administrative Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), each Administrative Agent may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 18.Reaffirmation. When the Administrative Agent reasonably so requests from time to time, Guarantor will promptly execute and deliver to the Administrative Agent a written reaffirmation of this Guaranty in such form as the Administrative Agent reasonably requires.
Section 19.Revocation. Notwithstanding any other provision hereof, Guarantor may revoke this Guaranty as to such Guarantor prospectively as to future transactions by written notice to that effect actually received by the Administrative Agent. No such revocation shall release, impair or affect in any manner any liability hereunder with respect to (a) Obligations created, contracted, assumed or incurred before the Administrative Agent receive written notice of revocation, (b) Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Administrative Agent prior to receipt of such notice, (c) any renewals or extensions thereof, theretofore or thereafter made, (d) any interest accrued or accruing on such Obligations or (e) all other costs, expenses and reasonable attorneys’ fees arising from such Obligations.
Section 20.Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted so as to be effective and valid under such applicable law, but if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto is held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.
Section 21.Consent to Jurisdiction. AT THE OPTION OF THE LENDER, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT A GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE LENDER MAY HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.
Section 22.Waiver of Jury Trial. GUARANTOR AND THE LENDER, BY THEIR ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER SUCH ACTION SOUNDS IN CONTRACT, TORT OR ANY OTHER THEORY.

Section 23.Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
Section 24.General. All representations and warranties in this Guaranty or in any other agreement between a Guarantor and the Administrative Agent shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.
Section 25.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any Borrower and each other Guarantor to honor all of their Obligations in respect of all Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 25 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 25, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Administrative Agent to extend credit accommodations to any Borrower. Each Qualified ECP Guarantor intends that this Section 25 constitute, and this Section 25 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a Swap Counterparty makes a written representation to the Administrative Agent in connection with a Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the corresponding Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of such Guaranty unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Administrative Agent reserves all of its contractual and other rights and remedies, at law or in equity, including (to the extent permitted by applicable law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation, provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap.
Section 26.Eligible Contract Participant. Guarantor represents as of the date of the execution of this Agreement and is deemed to represent on each day that any Borrower enters into a swap, that it is an “eligible contract participant” as defined in the Commodity Exchange Act.
Section 27.Electronic Records. The Administrative Agent is authorized to create electronic images and to destroy paper originals of any imaged documents, and any such images maintained by the Administrative Agent as a part of its normal business processes shall be given the same legal effect as the paper originals. The Administrative Agent is authorized, when appropriate, to convert any instrument into a “transferable record” under the Uniform Electronic Transactions Act (“UETA”), with the image of such instrument in the Administrative Agent’s possession constituting an “authoritative copy” under UETA.

Section 28.USA PATRIOT Act Notification. The following notification is provided to Guarantor and its Subsidiaries pursuant to Section 326 of the USA PATRIOT Act of 2001, 31 U.S.C. Section 5318:
The Agent is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Guarantor and its Subsidiaries that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Guarantor and its Subsidiaries, which information includes the name and address of the Guarantor and its Subsidiaries and other information that will allow the Agent to identify the Guarantor and its Subsidiaries in accordance with the Act.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.
GUARANTOR
UNIVERSAL ELECTRONICS BV
By: /s/ Bryan Hackworth
Name: Bryan Hackworth
Title: CFO
Address for Guarantor:
Colosseum 2
7521 PT Enschede

Attention: Bryan Hackworth
Telephone: (480) 530-3000
Fax:
Accepted and acknowledged by
U.S. BANK NATIONAL ASSOCIATION,
as the Administrative Agent
By: /s/ Andrew Williams
Name: Andrew Williams
Title: Vice President